Exhibit 10.74

LOAN MODIFICATION AND

SECURITY AGREEMENT

THIS LOAN MODIFICATION AND SECURITY AGREEMENT (“Agreement”) is made effective as of August 14, 2009, by and between George Mainas and Mainas Development Corporation, a corporation wholly-owned by George Mainas (collectively, the “Secured Party”), and Public Media Works, Inc., a Delaware corporation (“Borrower”), with respect to the following facts:

WHEREAS, (i) on August 30, 2000, the Borrower and Secured Party entered into an unsecured promissory note bearing interest at 8% per annum, and as of May 31, 2009, the outstanding balance under the promissory note was $698,733, and the debt is payable on demand; (ii) on August 19, 2004, the Borrower and Secured Party entered into an unsecured line of credit in the a maximum amount of $250,000 bearing interest at 9% per annum, and as of May 31, 2009, the outstanding balance under the line of credit was $279,061; and (iii) in July 2008, the Borrower and Secured Party entered into an unsecured promissory obligation to borrow $42,000 bearing interest at 7% per annum and as of May 31, 2009, the outstanding balance of under the obligation was $65,431 (collectively, the “Loan Obligations”);

WHEREAS, the Secured Party made demand to the Company on March 31, 2005 for payment of all amounts due and owing by the Company under the unsecured promissory note and unsecured line of credit; and

WHEREAS, in consideration of the extension of the repayment date of the Loan Obligations by Secured Party, the parties hereto have agreed to secure the payment obligations of Borrower under the Loan Obligations with a security interest in certain collateral described below (the “Collateral”);

NOW, THEREFORE, in consideration of the foregoing recitals, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Definitions; Interpretation. As used in this Agreement:

1.1 “Collateral” means all accounts, general intangibles, instruments, rents, monies, payments, and all other rights, arising out of a sale, lease or other disposition of any property (real and personal) now or hereafter owned or possessed by Guarantor, and all inventory, equipment, appliances, furnishings, and fixtures now or hereafter acquired by Guarantor or used in connection therewith and in which Guarantor now has or hereafter acquires any right and the proceeds therefrom. As additional collateral, Guarantor assigns to Secured Party, a security interest in all of its right, title, and interest to any trademarks, trade names, contract rights, and leasehold interests in which Guarantor now has or hereafter acquires.

1.2 “Lien” means any security interest, mortgage, pledge, lien attachment, claim, charge, encumbrance, agreement retaining title, or lessor’s interest covering the Collateral.

1.3 Terms defined in the Uniform Commercial Code not otherwise defined in this Agreement are used as defined in that code on the date of this Agreement.

2. Extension of Repayment Date; Grant of Security Interest.

(a) Secured Party hereby retracts its demand to the Company for immediate repayment of the Loan Obligations and agrees to extend the repayment date for all Loan Obligations to December 31, 2009 (the “Maturity Date”). Secured Party and Borrower agree that the entire outstanding balance and accrued interest under the Loan Obligations shall be due and payable on the Maturity Date. Secured Party and Borrower agree that any and all amounts of money loaned or advanced by Secured Party to Borrower hereafter shall be included within the definition of “Loan Obligations” herein.

(b) Borrower grants Secured Party a security interest in the Collateral to secure payment of the Loan Obligations.

3. Borrower’s Covenants. Borrower promises: (a) to pay the Loan Obligations to Secured Party on or before the Maturity Date; (b) to pay all expenses, including attorneys’ fees, incurred by Secured Party in the perfection, preservation, realization, enforcement, and exercise of its rights under this Agreement; (c) to indemnify Secured Party against the loss of any kind, including reasonable attorneys’ fees, caused to Secured Party by reason of its interest in the Collateral; (d) to perform all acts necessary to maintain, preserve, and protect the Collateral; (e) to execute and deliver to Secured Party all financing statements and other documents that Secured Party requests, in order to maintain a perfected security interest in the Collateral; and (f) to not grant any other Lien or security interest in the Collateral until such time as the Loan Obligations are repaid in full.

4. Termination. This Agreement will terminate upon the date Borrower completes repayment of all Loan Obligations to Secured Party.

5. Default. Borrower will be in default under this Agreement if: (a) Borrower fails to pay any part of the Loan Obligations when due on the Maturity Date; (b) Borrower fails to make any remittances required by this Agreement; (c) Borrower commits any breach of this Agreement; or (d) there is an actual seizure or attachment of, or a levy on, the Collateral.

6. Remedies. When an event of default occurs:

(a) Secured Party may: (1) declare the Loan Obligations immediately due and payable, without demand, presentment, protest or notice to Borrower, all of which Borrower expressly waives; (2) exercise all rights and remedies available to a secured creditor after default, including but not limited to the rights and remedies of secured creditors under the California Commercial Code; (3) perform any of Secured Party’s obligations under this Agreement for Borrower’s account. Any money expended or obligations incurred in doing so, including reasonable attorneys’ fees and interest, will be charged to Borrower and added to the Loan Obligations.

(b) Secured Party’s notice of the time and place of public sale of the Collateral, or the time on or after which a private sale or other disposition on the Collateral will be made, is reasonable if sent to Borrower in the manner for giving notice at least ten (10) days before the public or private sale.

(c) Borrower shall: (1) assemble the Collateral and make it and all records relating to it available to Secured Party as Secured Party directs; and (2) allow Secured Party, its representatives, and its agents to enter the premises where all or any part of the Collateral, the records, or both may be, and remove any or all of it.

7. Waiver by Secured Party. No waiver by Secured Party of any breach or default will be a waiver of any breach or default occurring later. A waiver will be valid only if it is in writing and signed by Secured Party.

8. Assignment. This Agreement shall be binding upon and shall inure to the benefit of the successors-in-interest and assigns of each party to this Agreement.

9. Governing Law. This Agreement will be governed by the laws of California without regard to choice of law provisions.

10. Further Assurances. Each party to this Agreement shall execute all instruments and documents and take all actions as may be reasonably required to effectuate this Agreement.

11. Partial Invalidity. The provisions of this Agreement shall be valid and enforceable to the fullest extent permitted by law. If any provision of this Agreement or the application of such provision to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected by such invalidity or unenforceability, unless such provision or the application of such provision is essential to the Agreement.

12. Modification in Writing. This Agreement may be modified only by an agreement in writing executed by the parties to this Agreement against whom enforcement of such modification is sought.

13. Prior Understandings. This Agreement, together with the Loan Obligations, contain the entire agreement between the parties with respect to the subject matter herein, and supersedes all prior understandings, agreements, representations and warranties, if any, with respect to said subject matter.

14. Counterparts. This Agreement may be executed in counterparts and may be delivered by facsimile transmission, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.

SECURED PARTY:		BORROWER:

Mainas Development Company		Public Media Works, Inc. a Delaware corporation

By:	/s/ George Mainas	By:	/s/ Al Hayes
	George Mainas, President		Al Hayes, Chief Executive Officer

/s/ George Mainas
George Mainas